Exhibit 2(iv)
                             ARTICLES OF CORRECTION
                                    OF MERGER
                                       OF
                        MARCI INTERNATIONAL IMPORTS, INC.

                                R E C I T A L S:


     MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation filed on September 29, 1988 Articles of Merger with the Secretary of State of Georgia, which Articles stated that a proposed merger with MARCI INTERNATIONAL IMPORTS, INC., a Delaware Corporation was to be effective September 30, 1988. The merger did not occur on the effective date as stated in said Articles of Merger. Instead, the parties to the merger desire to make such merger effective as of March 1, 1989. All the terms and conditions of the merger shall be the same as stated in said Articles of Merger filed shall be the same as stated in said Articles of Merger filed September 29, 1989, with the sole exception that the effective date of the merger shall be March 1, 1989. These Articles of Correction of Merger are hereby filed to enable said merger to take effect as of March 1, 1989, state the correct effective date of their merger and repeat all the other terms and conditions of the merger as filed September 29, 1989

     1. Plan of Merger. MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, and MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation, agree to and hereby effect the merger of MARCI INTERNATIONAL IMPORTS, INC. into MARCI INTERNATIONAL IMPORTS, INC. on the terms and conditions hereinafter set forth and pursuant to the Plan of Merger and Reincorporation attached hereto as
Exhibit "A". The corporation which is to survive the merger is MARCI INTERNATIONAL IMPORTS, INCL., A Georgia corporation, which shall continue under the name MARCI INTERNATIONAL IMPORTS, INC.

     2. States of Incorporation. MARCI INTERNATIONAL IMPORTS, INC. was incorporated under the laws of the State of Delaware on November 13, 1986 and MARCI INTERNATIONAL IMPORTS, INC. was incorporated under the laws of the State of Georgia on August 4, 1988.

     3. Conversion of Securities on Merger.All of the outstanding shares of common stock of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, shall, without further action, be and automatically become the shares of the authorized but unissued shares of common stock of MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation.

     4.   Officers  and   Directors.   The  officers  and   directors  of  MARCI
INTERNATIONAL IMPORTS, INC., a Delaware corporation, shall be the officers and directors of MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation.

         5. Effective Date. The effective date of the merger shall be March 1, 1989.

     6. Statement with Respect to Approval of Articles of Merger. The above Articles of Merger, being approved by the Board of Directors, was approved by the shareholders of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation. Said shareholders own all of the 5,181,085 shares outstanding common stock of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation. Of said shares, 51.8% (2,683,885), representing a majority, approved the merger. There are no shares of outstanding common stock of MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation, on the effective date of the merger.

     IN WITNESS WHEREOF, the Presidents of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, and MARCI INTERNATIONAL IMPORTS, INC., a Georgia corporation, pursuant to the authority given them by both Boards of Directors and approval of corporation shareholders of MARCI INTERNATIONAL IMPORTS, INC., a Delaware corporation, do hereby execute and cause their corporation seals to be affixed and attested by their respective Secretaries.

       Dated:  24 February, 1989.

Attest:                      MARCI INTERNATIONAL IMPORTS, INC.
                             A Delaware corporation


_________________________  By: __________________________________
Assistant Secretary           Stanley Atkins, President

[CORPORATE SEAL]


Attest:                       MARCI INTERNATIONAL IMPORTS, INC.
                              A Georgia corporation


__________________________ By: ___________________________________
Assistant Secretary             Stanley Atkins, President

[CORPORATE SEAL]

                                   EXHIBIT "A"

                       PLAN OF MERGER AND REINCORPORATION

     PLAN OF MERGER AND REINCORPORATION, dated as of September 30, 1988 between Marci International Imports, Inc., a Delaware corporation, hereinafter sometimes called "Marci - Delaware" and Marci International Imports, Inc., a Georgia Corporation, hereinafter sometimes called "Marci - Atlanta" both corporations being hereinafter sometimes collectively called the Constituent Corporations.

     Whereas, Marci - Atlanta is a corporation duly organized and existing under the laws of the State of Georgia having been incorporated on August 4, 1988, for the purpose of reincorporating Marci International Imports, Inc. as a Georgia corporation, and having an authorized capital stock consisting of 10,000,000 shares of $0.01 par value. Of such shares, 9,000,000 shall be shares of common stock and 1,000,000 shall be shares of preferred stock, the designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions thereof to be established, from time to time, by the Board of Directors; and

     Whereas, Marci - Delaware is a corporation duly organized and existing under the laws of the State of Delaware having been incorporated on November 13, 1986, and having an authorized capital stock consisting of 10,000,000 shares at $0.01 par value. Of such shares 9,000,000 are shares of common stock and 1,000,000 are shares of preferred stock, the designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions which are established by the Board of Directors, of which shares 5,181,085 shares are issued and outstanding; and

     Whereas the Boards of Directors of the Constituent Corporations deem it advisable that these corporations merge and they have duly approved and authorized the form of this Plan of Merger and Reincorporation; and

     Whereas the laws of the State of Georgia and the State of Delaware permit such a merger and reincorporation, and the Constituent Corporations desire to merge under and pursuant to the provisions of the laws of the State of Georgia;

     Now, therefore, in consideration of the premises and of the mutual Plans and covenants herein contained, it is agreed to that Marci - Delaware is hereby merged into and reincorporated as Marci - Atlanta, which shall be the surviving corporation, and the terms and conditions of such merger and reincorporation and the mode of carrying it into effect are and shall be as follows:

     1. Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of Marci - Atlanta, which is sometimes hereinafter referred to as the Surviving Corporation, is, and shall, upon and after the effective date of the merger, be the Certificate of Incorporation.

     2. Bylaws of Surviving Corporation. The Bylaws of Marci - Delaware, as they shall exist upon the effective date of the merger, shall be and remain and continue to be the Bylaws of the Surviving Corporation until they shall be altered, amended, or repealed as therein provided.

     3. Conversion of Shares of the Constituent Corporations. The manner of converting the shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in this paragraph:

     (a) No shares of Common Stock of the par value of $.01 per share of Marci - Atlanta have been issued or are outstanding on the effective date of the merger; and

     (b) Immediately upon the effective date of the merger, each share of stock of Marci - Delaware outstanding, ipso facto, without any action on the part of the holder thereof, shall automatically become and be converted into common stock of the Surviving Corporation, at the rate of one share for each one share of the common stock of Marci - Atlanta; and each outstanding certificate representing shares of common stock of Marci - Delaware shall thereupon be deemed for all corporate purposes to evidence the ownership of the number of fully paid, nonassessable shares of common stock of the Surviving Corporation into which such shares of common stock of Marci - Delaware shall have been so converted.

     4. Directors and Officers. (a) Persons who are directors of Marci - Delaware on the effective date of the merger shall be and remain and continue to be directors of the Surviving Corporation; such directors shall hold office until the first annual meeting of the shareholders of the Surviving Corporation after the effective date of the merger and until their respective successors are elected or appointed in the manner provided by the Bylaws thereof.

     (b) The first annual meeting of the shareholders of the Surviving Corporation after the effective date of the merger shall be the annual meeting provided for by the Bylaws thereof for the year 1988.

     (c) All persons who, upon the effective date of the merger, shall be executive or administrative officers of Marci - Delaware shall be and remain and continue to be the officers of the Surviving Corporation subject to the provisions of the Bylaws of the Surviving Corporation.

     (d) The officers and directors of the Surviving Corporation who will serve as hereinabove set forth are as follows:

         Officers:         Stanley Atkins, President
                           Steven A. Burleson, Treasurer
                           Joseph Lafkoff, Secretary


         Directors:        Stanley Atkins
                           Steven A. Burleson
                           Joseph Lefkoff

     5. Effect of Merger. When the merger and reincorporation become effective, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Marci - Delaware shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed; and all the estates and interests of every kind of the Constituent Corporations, including all debts due to either of them on whatever account, shall be as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate vested by deed or otherwise in either the Constituent Corporations shall not revert or be in any way impaired by reason of this merger; and all rights of creditors and all liens upon any property of either the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

     To the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, Marci - Delaware shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and conform to the Surviving Corporation title to, and possession of, any property of Marci - Delaware acquired or to be acquired by reason of or as a result of the merger herein provided for, and otherwise to carry out the intent and purposes hereof; and the proper officers and directors of Marci - Delaware and the proper officers and directors of the Surviving Corporation are fully authorized, in the of Marci - Delaware or otherwise, to take any and all such action.

     6. Right to Amend Certificate of Incorporation. The Surviving Corporation hereby reserves the right to amend, alter, change, or repeal its amended Certificate of Incorporation in the manner now or hereafter prescribed by statute; and all rights or powers conferred herein and in such amended
Certificate of Incorporation on shareholders, directors, and officers are subject to this reservation.

     7. Effective Date. This Plan of Merger and Reincorporation shall be submitted to the shareholders of Marci - Delaware as provided by the applicable laws of the State of Delaware at a meeting which shall be held on or before September 20, 1988, or such later date as the Boards of Directors of the Constituent Corporations shall mutually approve. This Plan of Merger and Reincorporation shall be filed and recorded in accordance with the laws of the State of Georgia, and a Certificate of Merger of the Constituent Corporations shall be filed and recorded in accordance with the laws of the State of Delaware. The merger shall become effective upon the recording of a copy of this Plan of Merger and Reincorporation, certified by the Secretary of State of Georgia, and the date of such recording is herein sometimes called the effective date of the merger. The Constitutent Corporations shall do all such acts and things as shall be necessary or desirable in order to effectuate the merger.

     IN WITNESS WHEREOF, the parties have caused this Plan of Merger and Reincorporation to be duly executed and attested.

                                          MARCI INTERNATIONAL IMPORTS, INC.,
                                          a Delaware Corporation


                                         By: ___________________________________
                                             Stanley Atkins, President


Attest:


---------------------------
Joseph Lafkoff, Secretary

(Corporate Seal)


                                          MARCI INTERNATIONAL IMPORTS, INC.,
                                          a Georgia Corporation


                                         By: ___________________________________
                                             Stanley Atkins, President


Attest:


---------------------------
Joseph Lafkoff, Secretary

(Corporate Seal)

                            Certificate of Secretary

                                       Of

                       MARCI INTERNATIONAL IMPORTS, INC.,

                             a Delaware Corporation


     I, Joseph Lafkoff, of the City of Atlanta, Fulton County, State of Georgia, hereby certify that I am Secretary of MARCI INTERNATIONAL IMPORTS, INC., a corporation incorporated under the laws of Delaware, having its principal office at Atlanta, Georgia; that at the regular annual meeting of the shareholders of the Capital Stock of that corporation, held at the principal office thereof on the 20th day of September, 1988, at which meeting a quorum was present in person or represented by proxy, the foregoing Plan of Merger was adopted by the affirmative vote of shareholders holding 51.8%, 2,683,885 shares of 5,181,085 shares issued and outstanding, a majority of the voting power of the corporation.

     I further certify that such meeting was duly and legally called and notified in accordance with the provisions of the laws of the State of Delaware and that the action proposed to be taken at such meeting was specified in the Notice of the meeting.

         Dated: September 20, 1988
                                              ----------------------------------
                                                 Joseph Lafkoff, Secretary

                                                     (Corporate Seal)


                            Certificate of Secretary

                                       Of

                       MARCI INTERNATIONAL IMPORTS, INC.,

                              a Georgia Corporation

     I, Joseph Lafkoff, of the City of Atlanta, Fulton County, State of Georgia, hereby certify that I am Secretary of MARCI INTERNATIONAL IMPORTS, INC., a corporation incorporated under the laws of Georgia, having its principal office at Atlanta, Georgia. As there are no shareholders of the corporation, the foregoing Plan of Merger was approved by the Board of Directors of the corporation at a meeting, held at the principal office thereof on the 20th day of September, 1988.

         Dated: September 20, 1988          ____________________________
                                              Joseph Lafkoff, Secretary

                                                     (Corporate Seal)

     SECRETARY OF STATE                     Docket Number:           970071039
Business Information and Services           Control Number:          8815025
        Suite 315, West Tower               Date Incorporated:       08/04/1988
2 Martin Luther King Jr. Dr.                Date Dissolved:          01/09/1992
Atlanta, Georgia 30334-1530                 Effective Date:          01/03/1997
                                            Reference:               0091
                                            Print Date:              01/07/1997
                                            Form Number:             0114